EXHIBIT 99.1

Solésence Reports Fourth Quarter and Full-Year 2025 Financial Results

Full Year 2025 record revenue of $62.1 million

ROMEOVILLE, Ill., March 31, 2026 (GLOBE NEWSWIRE) -- Solésence, Inc. (Nasdaq: SLSN), a leader in scientifically-driven health care solutions across beauty and life science categories, today announced financial results for the fourth quarter and year ended December 31, 2025.

“In 2025, we achieved record revenue of $62.1 million, effectively doubling our line of consumer products in just two years. This affirmed both the value we bring to the industry, and our ability to establish ourselves as a leading innovator and manufacturer of SPF-infused beauty products,” said Kevin Cureton, President and Chief Executive Officer.

“In November, we launched Transform & Transcend. This is a broad-based strategic initiative that is aligning our operational execution with the changes in our organization brought on by our rapid commercial growth, and subsequently enables our company to capitalize on the market position we have established and the intellectual property investments we have made. Transform & Transcend is built on four core pillars: operational excellence through lean management principles, technology-driven expansion of our addressable market, increasing our share of the value chain through service model innovation, and collaborative globalization through entering new geographies in cooperation with our brand partners. Through the methodical execution of this initiative, our organization will be positioned to deliver sustainable, profitable growth above the industry averages and long-term value for our shareholders."

Laura Riffner, Chief Financial Officer, noted, “We exited 2025 with strong momentum due in part to organizational changes and the start of the Transform and Transcend initiative. Looking ahead to 2026, we are confident in our ability to deliver against our full-year objectives.”

Summary Fourth Quarter 2025 Financial Results

Fourth Quarter Financial Highlights

  Revenue for the fourth quarter was $12.5 million, compared to $12.6 million for the same period in 2024.
  Gross profit increased to $3.4 million in the fourth quarter, compared to $2.8 million for the same period in 2024.
  Gross margin in the fourth quarter was 27%, compared to 22% for the same period in 2024.
  Net income in the fourth quarter was approximately $0.2 million, compared to a net loss of approximately $0.6 million for the same period in 2024.

Summary Full Year 2025 Financial Results

  Revenue for the twelve months ended December 31, 2025, was a record $62.1 million compared to $52.3 million, a 19% increase over the same period in 2024.
  Gross profit for the twelve months ended December 31, 2025, was $16.1 million compared to $16.2 million over the same period in 2024.
  Gross margin for the twelve months ended December 31, 2025, was 26%, compared to 31% for same period in 2024.
  Net income for the twelve months ended December 31, 2025, was $1.8 million compared to $4.2 million in the same period in 2024.

Recent Highlights

  Appointed Yoolie Park as Vice President of Brand Partnerships to drive commercialization strategy and further deepen and expand our relationships with our beauty brand partners.
  Acquired 20 new brand partners in facial skincare and color cosmetics.
  Expanded skin health patent protection through 16 U.S. and foreign patents across our technology platforms. This includes additional global patent protection for our award-winning Kleair™ technology; a skin health and healing technology that will be launching in 2026; and an emerging plant-based technology in our pipeline.

Conference Call
Solésence will host its fourth quarter conference call on Tuesday, March 31, 2026 at 7:30 a.m. CT, 8:30 a.m. ET, to discuss its financial results and provide a business and financial update. On the call will be Kevin Cureton, President and Chief Executive Officer, and Laura Riffner, Chief Financial Officer.

Webcast Link: https://edge.media-server.com/mmc/p/btv3gq6b

Dial-In Link: https://register-conf.media-server.com/register/BI2103cfa8634b4409927981d42999af41

To receive the dial-in number, as well as your personalized PIN, you must register at the above link. Once registered, you will also have the option to have the system dial-out to you once the conference call begins. If you forget your PIN prior to the conference call, you can simply re-register.

The call may also be accessed through the Company’s investor relations website, at https://ir.solesence.com/. Please join the conference call at least five minutes prior to the start time.

FINANCIAL RESULTS AND NON-GAAP INFORMATION

Use of Non-GAAP Financial Information
Solésence believes that the presentation of results excluding certain items, such as non-cash equity compensation charges, provides meaningful supplemental information to both management and investors, facilitating the evaluation of performance across reporting periods. The Company uses these non-GAAP measures for internal planning and reporting purposes. These non-GAAP measures are not in accordance with, or an alternative for, Generally Accepted Accounting Principles (“GAAP”) and may be different from non-GAAP measures used by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with GAAP.

About Solésence, Inc.
Solésence, Inc. (Nasdaq: SLSN), is a leader in scientifically-driven health care solutions across beauty and life science categories. With a mission to deliver joy through innovation, inclusivity and the science of beautiful skin, we have redefined mineral-based sun protection by maximizing transparency, effectiveness, aesthetics, and wearability — empowering individuals to embrace beauty on their own terms. Combining best-in-class skin health solutions with the celebration of self-care, we allow brands to deliver unique product claims and attributes by seamlessly integrating protection, prevention, and treatment technologies into daily use products. Learn more at solesence.com.

Forward-Looking Statements

This press release contains words such as “expects,” “shall,” “will,” “believes,” and similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company’s current beliefs, known events and circumstances at the time of publication, and as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company’s results of operations, performance, and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements. These risks and uncertainties include, without limitation, the following: a decision by a customer to cancel a purchase order or supply agreement in light of the Company’s dependence on a limited number of key customers; uncertain demand for, and acceptance of, the Company’s engineered materials, ingredients, and fully formulated products; the Company’s manufacturing capacity and product mix flexibility in light of customer demand; the Company’s limited marketing experience; changes in development and distribution relationships; the impact of competitive products and technologies; the Company’s dependence on patents and protection of proprietary information; the resolution of litigation in which the Company may become involved; the impact of any potential new government regulations that could be difficult to respond to or too costly to comply with while remaining financially viable; the ability of the Company to maintain an appropriate electronic trading venue; and other factors described in the Company’s Form 10-K filed March 31, 2026. In addition, the Company’s forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties, or other contingencies.

Media Contact:
media@solesence.com

Investor Relations Contact:
investors@solesence.com

SOLÉSENCE, INC
CONSOLIDATED BALANCE SHEETS
(Unaudited Consolidated Condensed)

	(in thousands except share and per share data)
	December 31,	December 31,
	2025	2024
ASSETS	(Unaudited)

Current assets:
Cash	$1,288	$1,409
Trade accounts receivable	7,642	5,655
Allowance for credit losses	(806)	(786)
Trade accounts receivable, net	6,836	4,869
Inventories, net	18,511	20,267
Prepaid expenses and other current assets	2,141	2,803
Total current assets	28,776	29,348

Equipment and leasehold improvements, net	14,329	12,734
Operating leases, right of use	6,913	7,917
Other assets, net	37	3
Total assets	$50,055	$50,002

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Line of credit, accounts receivable, related party	$4,767	$-
Current portion of line of credit, inventory, related party	-	4,000
Current portion of debt, related parties	-	1,000
Current portion of operating lease obligations	1,255	1,260
Accounts payable	4,098	9,093
Deferred revenue	930	5,571
Accrued expenses	2,879	4,849
Total current liabilities	13,929	25,773

Long-term portion of operating lease obligations	7,798	9,037
Long-term portion of line of credit, inventory, related party	9,500	-
Long-term portion of debt, related parties	1,000	-
Asset retirement obligations	194	246
Total long-term liabilities	18,492	9,283

Stockholders' equity:
Preferred stock, $.01 par value, 24,088 shares authorized and
no shares issued and outstanding	-	-
Common stock, $.01 par value, 95,000,000 shares authorized;
70,614,045 and 70,103,279 shares issued and outstanding on
December 31, 2025 and 2024, respectively	706	700
Additional paid-in capital	115,566	114,674
Accumulated deficit	(98,638)	(100,428)
Total stockholders' equity	17,634	14,946
Total liabilities and shareholders' equity	$50,055	$50,002

SOLÉSENCE, INC
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited Consolidated Condensed)
(in thousands except share and per share data)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2025	2024	2025	2024
Revenue:
Product revenue	$12,425	$12,411	$61,794	$51,890
Other revenue	58	156	270	457
Net revenue	12,483	12,567	62,064	52,347

Cost of revenue	9,049	9,801	46,001	36,159
Gross profit	3,434	2,766	16,063	16,188

Operating expense:
Research and development expense	1,035	1,091	4,090	3,837
Selling, general and administrative expense	2,213	1,898	10,401	7,219
Income (loss) from operations	186	(223)	1,572	5,132
Interest income
Interest expense	328	108	931	670
Other income, net	(12)	-	1,222	-
Income (loss) before provision for income taxes	(154)	(331)	1,863	4,462
Provision for income taxes	(317)	227	73	227
Net income (loss)	$163	$(558)	$1,790	$4,235

Net income (loss) per share-basic	$-	$(0.01)	$0.03	$0.07

Weighted average number of common shares outstanding - basic	70,565,573	70,011,564	70,344,152	62,350,459

Net income (loss) per share-diluted	$-	$(0.01)	$0.02	$0.07

Weighted average number of common shares outstanding - diluted	72,808,204	70,011,564	72,579,715	65,028,815

SOLÉSENCE, INC
CONSOLIDATED STATEMENTS OF OPERATIONS - EXPANDED SCHEDULE
(Unaudited Consolidated Condensed)
(in thousands except share and per share data)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2025	2024	2025	2024
Revenue:
Product revenue	$12,425	$12,411	$61,794	$51,890
Other revenue	58	156	270	457
Net revenue	12,483	12,567	62,064	52,347

Cost of revenue detail:
Depreciation	212	218	861	881
Non-Cash equity compensation	39	44	112	124
Other costs of revenue	8,798	9,539	45,028	35,154
Cost of revenue	9,049	9,801	46,001	36,159
Gross profit	3,434	2,766	16,063	16,188

Operating expense:
Research and development expense detail:
Depreciation	3	4	14	21
Non-Cash equity compensation	43	53	139	152
Other research and development expense	989	1,034	3,937	3,664
Research and development expense	1,035	1,091	4,090	3,837

Selling, general and administrative expense detail:
Depreciation and amortization	5	6	22	26
Non-Cash equity compensation	125	151	324	449
Other selling, general and administrative expense	2,083	1,741	10,055	6,744
Selling, general and administrative expense	2,213	1,898	10,401	7,219
Income from operations	186	(223)	1,572	5,132
Interest income
Interest expense	328	108	931	670
Other income, net	(12)	-	1,222	-
Income before provision for income taxes	(154)	(331)	1,863	4,462
Provision for income taxes	(317)	227	73	227
Net income (loss)	$163	$(558)	$1,790	$4,235

Non-GAAP Disclosure (see note regarding Non-GAAP disclosures):
Addback Interest, net	328	108	931	670
Addback Depreciation/Amortization	220	228	897	928
Addback Non-Cash Equity Compensation	207	248	575	725
Subtract Non-Cash Other Income	-	-	-	-

Adjusted EBITDA	$918	$26	$4,193	$6,558